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                                                                  Exhibit 8


                                June 13, 1997



CFX Corporation
102 Main Street
Keene, New Hampshire  03431

Ladies and Gentlemen:

     Reference is made to the information set forth under the heading "THE PROPOSED ACQUISITION - Certain Federal Income Tax Consequences" contained in the Proxy Statement/Prospectus, which is included in the Registration Statement on Form S-4 (the "Registration Statement"), filed by CFX Corporation ("CFX") with the Securities and Exchange Commission (the "SEC") in connection with the acquisition of the outstanding stock of Community Bankshares, Inc. ("Community") by CFX pursuant to an exchange of such stock for CFX common stock (the "Share Exchange"). Subject to the representations, assumptions and other conditions described or referenced therein, the description of anticipated material federal income tax consequences contained in the third through fifth paragraphs of that heading accurately sets forth our opinion.

     Our opinion is based on the case law, Internal Revenue Code, Treasury Regulations and Internal Revenue Service rulings as they exist at the date hereof. These authorities are all subject to change, and any such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion following the effective date of the Registration Statement.

     We hereby consent to the filing with the SEC of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "THE PROPOSED ACQUISITION -- Certain Federal Income Tax Consequences" contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                             Very truly yours,



                                             /s/ Arnold & Porter
                                             -------------------
                                             ARNOLD & PORTER